UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. 1)
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☐	Definitive Proxy Statement

☐	Definitive Additional Materials7

☐	Soliciting Material Pursuant to § 240.14a-12
CAVALIER HOMES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
Audit Committee Report
Ratification and Approval of Appointment of Independent Registered Public Accountants
Executive Officers and Principal Stockholders
Executive Compensation
Certain Relationships and Related Transactions
Section 16(a) Beneficial Ownership Reporting compliance
Other Matters
Appendix A

PRELIMINARY COPY — SUBJECT TO COMPLETION, DATED MARCH 30, 2009
April [6], 2009
Dear Stockholder:
     You are cordially invited to join us at our 2009 Annual Meeting of Stockholders to be held on Tuesday, May 19, 2009, beginning at 11:00 A.M., Central Daylight Time, at the Company’s office at 32 Wilson Boulevard 100, Addison, Alabama 35540. At the meeting, we will consider the election of directors, the selection by the Board of Directors of Carr, Riggs & Ingram, LLC as the independent registered public accounting firm for us and any other business as may properly come before the Annual Meeting.
     This year’s Annual Meeting is a particularly important one and YOUR vote is extremely important.
     As you may be aware, earlier this year Legacy Housing, LTD. (“Legacy”) notified us of its intent to nominate and, together with Curtis D. Hodgson (“Mr. Hodgson”), Shipley Brothers, LTD. (“Shipley”) and certain of their affiliates (collectively with Legacy, Mr. Hodgson and Shipley, the “Legacy Group”), solicit proxies for the election of three candidates to our Board of Directors at the Annual Meeting in opposition to the eight nominees that our Board of Directors and our Nominating and Governance Committee have selected. Your Board of Directors has not approved or endorsed the nominees of the Legacy Group and strongly urges you not to sign or return any proxy card that the Legacy Group may send to you. Your Board of Directors unanimously recommends that you vote FOR the Board’s eight nominees, Thomas A. Broughton, III, Barry B. Donnell, Lee Roy Jordan, Jonathan B. Lowe, Kenneth J. Smith, Bobby Tesney, Carl S. Thigpen and J. Don Williams, using the enclosed WHITE proxy card.
     Our stockholders who are unable to attend the Annual Meeting may vote by proxy. The enclosed Notice and Proxy Statement contain important information concerning the matters to be considered, and we urge you to review them carefully. You will also find enclosed a copy of our Annual Report for the year ended December 31, 2008, which we encourage you to read.
     Our Board of Directors unanimously recommends that you vote FOR the Board’s eight nominees using the enclosed WHITE proxy card. We strongly urge you not to sign or return any proxy card that the Legacy Group may send to you. Even if you have previously signed and returned a proxy card sent to you by the Legacy Group, you may revoke it by signing, dating and returning the enclosed WHITE proxy card with the instructions in the enclosed proxy statement.
     It is important that your shares be voted at the meeting. Accordingly, whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed WHITE proxy card promptly so that we may be assured of the presence of a quorum. If you attend the meeting and wish to vote your shares personally, you may revoke your proxy.
     We look forward to seeing you on May 19th.
Sincerely yours,
CAVALIER HOMES, INC.

Bobby Tesney	Barry B. Donnell
President and Chief Executive Officer	Chairman of the Board of Directors

CAVALIER HOMES, INC.

Notice of Annual Meeting of Stockholders
To be held May 19, 2009

TO THE STOCKHOLDERS OF CAVALIER HOMES, INC.:
     The Annual Meeting of Stockholders of Cavalier Homes, Inc., a Delaware corporation (“we,” “us,” “our,” the “Company” or “Cavalier”), will be held at the Company’s office at 32 Wilson Boulevard 100, Addison, Alabama 35540 on Tuesday, May 19, 2009, at 11:00 A.M., Central Daylight Time, for the following purposes:
(1)	To elect eight directors;

(2)	To consider the ratification and approval of the appointment by the Board of Directors of Carr, Riggs & Ingram, LLC as the independent registered public accounting firm for the Company; and

(3)	To transact such other business as may properly come before the meeting.
     Details respecting these matters are set forth in the accompanying Proxy Statement.
     Our Board of Directors unanimously recommends that you vote FOR the Board’s eight nominees and FOR the ratification of Carr, Riggs & Ingram, LLC as the Company’s independent registered public accounting firm using the enclosed WHITE proxy card.
     Holders of record of our common stock at the close of business on March 27, 2009, are entitled to notice of and to vote at the Annual Meeting. A list of our stockholders who are entitled to vote at the Annual Meeting will be available for inspection for a period of ten days prior to the Annual Meeting at 32 Wilson Boulevard 100, Addison, Alabama, and at the Annual Meeting, for any purpose germane to the meeting. The meeting may be adjourned from time to time without notice other than such notice as may be given at the meeting or any adjournment thereof, and any business for which notice is hereby given may be transacted at any such adjourned meeting.
Important Notice Regarding the Availability of Proxy Materials
For the Annual Meeting to be Held on May 19, 2009
     Cavalier’s Proxy Statement on Schedule 14A, form of proxy card, and 2008 Annual Report (including the 2008 Annual Report on Form 10-K) are available at http://phx.corporate-ir.net/phoenix.zhtml?c=114068&p=irol-proxy.
     You are cordially invited to attend the Annual Meeting of the Stockholders of Cavalier, and we hope you will be present at the meeting.
     Whether you plan to attend or not, please sign and return the enclosed WHITE proxy so that we may be assured of the presence of a quorum at the Annual Meeting. A postage-paid envelope is enclosed for your convenience in returning your proxy to us.
BY ORDER OF THE BOARD OF DIRECTORS
Michael R. Murphy
Secretary
Post Office Box 540
32 Wilson Boulevard 100
Addison, Alabama 35540
April [6], 2009

CAVALIER HOMES, INC.
POST OFFICE BOX 540
32 WILSON BOULEVARD 100
ADDISON, ALABAMA 35540

Proxy Statement
For The Annual Meeting of Stockholders
To be held May 19, 2009
     The accompanying proxy is solicited on behalf of the Board of Directors of Cavalier Homes, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders and any adjournments thereof (the “Annual Meeting”) to be held at the Company’s office at 32 Wilson Boulevard 100, Addison, Alabama 35540, on Tuesday, May 19, 2009, at 11:00 A.M., Central Daylight Time. This Proxy Statement and the enclosed form of proxy are first being mailed or given to our stockholders on or about April [6], 2009.
     On February 5, 2009, Legacy Housing, LTD. (“Legacy”) notified us of its intent to nominate and, together with Curtis D. Hodgson (“Mr. Hodgson”), Shipley Brothers, LTD. (“Shipley”) and certain of their affiliates (collectively with Legacy, Mr. Hodgson and Shipley, the “Legacy Group”), solicit proxies for the election of three candidates to our Board of Directors at the Annual Meeting in opposition to the eight nominees that your Board of Directors and your Nominating and Governance Committee have selected.
     Your Board of Directors has not approved or endorsed the nominees of the Legacy Group and strongly urges you not to sign or return any proxy card that the Legacy Group may send to you. Your Board of Directors unanimously recommends that you vote FOR the Board’s eight nominees, Thomas A. Broughton, III, Barry B. Donnell, Lee Roy Jordan, Jonathan B. Lowe, Kenneth J. Smith, Bobby Tesney, Carl S. Thigpen and J. Don Williams, using the enclosed WHITE proxy card.
General Information
Who is entitled to vote at the Annual Meeting?
Holders of record of our common stock outstanding at the close of business on March 27, 2009 are entitled to notice of, and to vote at, the Annual Meeting. A total of                      shares of common stock were outstanding on such date and will be entitled to vote at the Annual Meeting. Each holder of shares of our common stock entitled to vote has the right to one vote for each share held of record on the record date for each matter to be voted upon.

What am I voting on?
You will be voting to elect eight Directors of Cavalier Homes, Inc. Each Director will hold office until the next Annual Meeting of Stockholders or until a successor is appointed and qualified. You are also voting to ratify the action taken by the Audit Committee of the Board of Directors in selecting Carr, Riggs & Ingram, LLC as our independent registered public accounting firm.

How does the Board of Directors recommend that I vote?
The Board of Directors unanimously recommends a vote FOR the election of Thomas A. Broughton, III, Barry B. Donnell, Lee Roy Jordan, Jonathan B. Lowe, Kenneth J. Smith, Bobby Tesney, Carl S. Thigpen and J. Don Williams and FOR the ratification of the appointment of Carr, Riggs & Ingram, LLC to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2009.

How do I vote?
Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. Voting by proxy will not affect your right to attend the Annual Meeting. If you are a registered stockholder, that is your shares are registered directly in your name through our stock transfer agent, or you have stock certificates, you may vote:
•	By mail. Please sign, date and mail the enclosed WHITE proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

•	In person at the meeting. If you attend the Annual Meeting, you may deliver your completed WHITE proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting.
If your shares are held in “street name” (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares. You may vote as follows:
•	By Internet or telephone. Follow the instructions you receive from your broker to vote by Internet or telephone.

•	By mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

•	In person at the meeting. Contact the broker or other nominee who holds your shares to obtain a legal proxy from the broker or other nominee and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a legal proxy. You will also need to sign and submit a ballot in order to have your vote counted.

How does the enclosed WHITE proxy card work?
The enclosed WHITE proxy card permits voting for or withholding of votes as to each of our nominees for director and votes for, against, or in abstention with respect to the ratification of the appointment of Carr, Riggs & Ingram, LLC. If the enclosed WHITE proxy card is properly executed, returned, and not revoked, it will be voted in accordance with the specifications, if any, made by the stockholder on the WHITE proxy card and, if specifications are not made, will be voted FOR our nominees named in this Proxy Statement and FOR ratification of the appointment of Carr, Riggs & Ingram, LLC as the Company’s independent registered public accounting firm.

How many votes must be present to hold the meeting?
The presence, in person or by proxy, of a majority of the outstanding shares of our common stock entitled to vote, consisting of at least                      shares, is necessary to constitute a quorum at the Annual Meeting. Shares of common stock represented by a properly executed proxy will be treated as present at the Annual Meeting for purposes of determining the presence or absence of a quorum without regard to whether the proxy is marked as casting a vote for or against or abstaining with respect to a particular matter. In addition, shares of common stock represented by “broker non-votes” will be treated as present for purposes of determining a quorum.

How are abstentions and broker non-votes treated for purposes of voting?
Abstentions will be included for purposes of determining whether the requisite number of affirmative votes have been cast with respect to the ratification of the selection of our independent auditors and approval of any other matters coming before the stockholders meeting; and, accordingly, will have the same effect as a negative vote. Broker non-votes will have no effect on the voting with respect to any proposal.

How many votes are needed to elect the eight proposed directors and ratify the proposed independent registered public accounting firm?
In accordance with our Amended and Restated By-laws, as amended (the “By-laws”), the eight nominees receiving the highest vote totals will be elected as our directors. Accordingly, assuming the presence of a quorum, abstentions and broker non-votes will not affect the outcome of the election of directors at the Annual Meeting.
The affirmative vote of the holders of a majority of the outstanding shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required for the approval and ratification of the selection of our independent registered public accounting firm and for approval of all other matters.

May I revoke my proxy after it is sent?
If your shares are held in your name, you may revoke a proxy by notice in writing delivered to our Secretary, Michael R. Murphy, at any time before it is exercised, or by attending the Annual Meeting and voting in person. The presence of a stockholder at the Annual Meeting, however, will not automatically revoke a proxy previously given to us.
If your shares are held in street name, you may revoke your earlier proxy by re-voting by mail, Internet or by telephone as instructed by your broker; only your latest vote will be counted.

What does it mean if I receive more than one WHITE proxy card?
If you receive more than one WHITE proxy card, it means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares by executing each proxy card. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is BNY Mellon Shareowner Services, and you may reach them by telephone at 800-851-9677.

What should I do if I receive a proxy card from the Legacy Group?
We strongly urge you NOT to sign or return any proxy card that the Legacy Group or its affiliates may send you. Even if you have previously signed and returned a proxy card sent to you by the Legacy Group, you can revoke it by signing, dating and returning the enclosed WHITE proxy card in accordance with the instructions in this Proxy Statement. Only your latest dated proxy will be counted at the Annual Meeting.

Can my broker vote my shares for me?
If the Legacy Group pursues its contested solicitation and you hold your shares in “street name,” but you do not provide voting instructions to your broker, your broker may not be able to vote on your behalf without your specific instructions. Due to this possibility, we strongly encourage you to provide your broker, bank or nominee with specific voting instructions to ensure that your shares are properly voted on your behalf. If there is no contested election, and you do not provide voting instructions to your broker, your broker may vote your shares in its discretion as to routine matters. Under the rules of the NYSE Alternext US, the uncontested election of directors and the ratification of Carr, Riggs & Ingram, LLC as the Company’s independent registered public accounting firm for 2009 are considered routine matters for which brokerage firms may vote without specific instructions.

Can my shares be voted on matters other than those described in this Proxy Statement?
As of the date of this Proxy Statement, the Board of Directors knows of no business to be presented for consideration or action at the Annual Meeting other than the matters stated above. If any other matters properly come before the meeting, however, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on such matters.

When are stockholder proposals due for the 2010 Annual Meeting?
Stockholder proposals submitted for consideration at the 2010 Annual Meeting of Stockholders must be received by us no later than December 7, 2009, to be considered for inclusion in the 2010 proxy materials. According to our By-laws, for a stockholder proposal to be properly brought before the 2010 Annual Meeting of Stockholders (other than a proposal to be considered for inclusion in the 2010 proxy materials), it must be a proper matter for stockholder action and must be delivered to the our secretary no earlier than January 6, 2010 and no later than February 5, 2010.

Who will bear the cost of the solicitation of proxies?
The cost of soliciting proxies on behalf of the Board of Directors of the Company, including the preparation, printing and mailing of this Proxy Statement, will be borne by the Company. We may reimburse banks, brokers and other nominees for their reasonable expenses incurred in obtaining voting instructions from beneficial owners of common stock held of record by such investment bankers, brokers and other nominees; however, we have not entered into any written contract or arrangement for such repayment of expenses. We estimate that our expenses related to the solicitation in excess of those normally spent for an Annual Meeting as a result of the proxy contest and excluding the salaries and wages of our regular employees and officers will be approximately $                    , of which approximately $                     has been incurred to date.
In addition, proxies may be solicited by directors, officers or other employees of the Company in person or by telephone, facsimile or mail, or by postings to our Web site. We will not pay these persons any additional compensation for their efforts in soliciting proxies.

How else may proxies be solicited?
In addition to the use of mails, proxies may be solicited by personal interview, telephone or facsimile machine by the directors, our officers and employees, without additional compensation. Appendix A sets forth certain information relating to our directors, officers and certain employees who are “participants” in our solicitation of proxies for the Annual Meeting under the rules of the Securities and Exchange Commission. We have also engaged Morrow & Co., LLC (“Morrow”) to assist in the solicitation of proxies for a fee of up to $                     plus reimbursement of reasonable out-of-pocket expenses. All other expenses of soliciting proxies will be borne by us.

Who can answer my questions?
If you have questions about your shares or status as a stockholder, or if you have questions about this Proxy Statement or the Annual Meeting, you should contact:
Cavalier Homes, Inc.
Post Office Box 540
32 Wilson Boulevard 100
Addison, Alabama 35540
Attention: Michael R. Murphy
Telephone: (256) 747-9800
Fax: (256) 747-3044
If you have any questions regarding voting, or need assistance with voting, please contact Morrow, our proxy solicitor:
Stockholders call: (800) 662-5200
Brokers or Banks call: (203) 658-9400

What are the directions to the Annual Meeting?
The Annual Meeting is being held at our corporate office in Addison, Alabama. Directions to our office from Birmingham, Alabama are:
Go north on I-65 toward Huntsville for approximately 47 miles and take the US-278 exit, Exit 308. Turn left onto US-278W and drive approximately 21 miles to Addison. Turn right in Addison at the first red light and take County Road 41 north for approximately 1.5 miles and turn left onto 32 Wilson Blvd. Our corporate office is located on the immediate right in the brick building with the green roof.

Election of
Directors
General
     Our By-laws provide for a Board of Directors of not less than one nor more than ten members, the exact number to be determined by resolution of the Board of Directors. The present Board of Directors has fixed the number of directors at eight members and proposes the election of the eight persons listed below, each of whom has consented to being named and to serving in such capacity as directors until the next Annual Meeting of Stockholders and until their successors are duly elected and shall have qualified. Proxies may not be voted for more than eight persons. Unless otherwise directed, it is intended that shares of common stock represented by all proxies received by the Board of Directors will be voted in favor of the nominees listed below.
     YOUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE NOMINEES LISTED BELOW.
     The following table sets forth certain information concerning each nominee, each of whom is currently serving as a director:

Name	Age	Principal Occupation	Director Since
Thomas A. Broughton, III	53	President and Chief Executive Officer of ServisFirst Bank	1986

Barry B. Donnell	69	Chairman of the Board of Directors of Cavalier	1986

Lee Roy Jordan	67	Retired President of Lee Roy Jordan Redwood Lumber Company, a lumber supply business	1993

Jonathan B. Lowe	39	Partner, Lowe, Mobley & Lowe, a law firm	2009

Kenneth J. Smith	40	Retired President and Chief Operating Officer of HM Operating, Inc., d/b/a Harden Manufacturing Company, a furniture manufacturing company	2009

Bobby Tesney	64	Our President and Chief Executive Officer	2003

Carl S. Thigpen	52	Executive Vice President and Chief Investment Officer of Protective Life Corporation, a diversified life insurance and financial services company	2009

J. Don Williams	59	Owner, J.D. Williams & Associates, LLC, a management consulting company	2003
Background and Experience of Our Board Members
     The following is a brief description of the business experience and educational background of each of the Board’s nominees for director.
     Thomas A. Broughton, III has served as a member of the Board of Directors since 1986. Mr. Broughton currently serves as President and Chief Executive Officer of ServisFirst Bank and has held that position since May 2006. Mr. Broughton previously worked at First Commercial Bank beginning in 1985 and served as its Chairman until August 2005.

     Barry B. Donnell has served as Chairman of the Board of Directors since 1986. Mr. Donnell was employed by the Company from 1986 until December 31, 2004.
     Lee Roy Jordan has served as a member of the Board of Directors since 1993. Mr. Jordan was President of Lee Roy Jordan Redwood Lumber Company, a lumber supply business, from 1977 until January 2009. He is now retired.
     Jonathan B. Lowe was appointed to the Board of Directors in 2009 to fill the vacancy created by the resignation of David A. Roberson in August 2008. Mr. Lowe, a partner with the law firm of Lowe, Mobley & Lowe, joined the firm in 1994. He graduated from the University of Alabama with a degree in Accounting and received his J.D. from Cumberland School of Law. Mr. Lowe also serves as President of the Winston County Bar Association and is a member of the Alabama State Bar Leadership Forum.
     Kenneth J. Smith was appointed to the Board of Directors in 2009. Mr. Smith served as President and Chief Operating Officer of HM Operating, Inc., d/b/a Harden Manufacturing Company, a furniture manufacturing company, from 2000 until August 2008. He began his career with Harden Manufacturing Company in 1987 and is currently retired.
     Bobby Tesney has served on the Board of Directors since 2003. Mr. Tesney currently serves as our President and Chief Executive Officer, a position to which he was appointed on August 15, 2008 following the resignation of David A. Roberson. Mr. Tesney formerly served as President and Chief Executive Officer of WinsLoew Furniture, Inc. from October 1994 until January 2002. Following his retirement from WinsLoew Furniture, Inc., he served as Vice Chairman and Director of Brown Jordan International, Inc., the successor to WinsLoew Furniture, Inc. until October 2006.
     Carl S. Thigpen was appointed to the Board of Directors in 2009. Mr. Thigpen has served as Executive Vice President and Chief Investment Officer of Protective Life Corporation since June 2007. From January 2002 until June 2007, Mr. Thigpen served as Senior Vice President and Chief Mortgage and Real Estate Officer of Protective Life Corporation. He has been employed by Protective Life Corporation since 1984.
     J. Don Williams has served on the Board of Directors since 2003. Mr. Williams is the owner of J.D. Williams & Associates, LLC, a management consulting company. Mr. Williams served as an executive of Altec Industries, Inc., a mobile equipment manufacturer, from April 1984 until December 2008.
Required Vote
     In this contested election of directors, the nominees receiving the greatest number of votes shall be elected, even if such votes do not constitute a majority. This means that the eight persons receiving the highest number of “for” votes at the Annual Meeting will be elected.
Recommendation of the Board of Directors
     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THOMAS A. BROUGHTON, III, BARRY B. DONNELL, LEE ROY JORDAN, JONATHAN B. LOWE, KENNETH J. SMITH, BOBBY TESNEY, CARL S. THIGPEN AND J. DON WILLIAMS. UNLESS AUTHORITY TO DO SO IS WITHHELD, THE PROXY HOLDERS NAMED IN EACH WHITE PROXY CARD WILL VOTE THE SHARES REPRESENTED THEREBY FOR THE ELECTION OF EACH OF THESE NOMINEES.

Corporate Governance
Code of Ethics
     We have adopted a Code of Ethics, which applies to all our employees, including our Chief Executive Officer, Chief Financial Officer and our Board of Directors. A copy of our Code of Ethics is posted on our website (www.cavhomesinc.com). We intend to post amendments to and waivers from our Code of Ethics (to the extent applicable to our directors or executive officers) on our website and will also file a Current Report on Form 8-K with the Securities and Exchange Commission disclosing any such amendments or waivers.
Director Attendance
     During 2008, our Board of Directors held seven meetings. Each director attended at least seventy-five percent (75%) of the aggregate of the number of meetings of the Board of Directors and the number of meetings of all committees on which he served in 2008. We encourage all members of the Board of Directors to attend the Annual Meeting of Stockholders, and in 2008, all members of the Board of Directors were in attendance at the Annual Meeting. Jonathan B. Lowe, Kenneth J. Smith and Carl S. Thigpen were appointed to the Board of Directors on February 26, 2009 and thus were not included in the attendance figures for 2008.
Committees of the Board of Directors
     The Board of Directors has four standing committees: the Executive Committee, the Compensation Committee, the Nominating and Governance Committee and the Audit Committee. The Executive Committee is currently composed of Bobby Tesney, Barry B. Donnell and Thomas A. Broughton, III and is authorized to act in place of the full Board of Directors in certain circumstances. Mr. David A. Roberson served on the Executive Committee until his resignation in August 2008, and Mr. John W Lowe served on this committee until his retirement from the Board of Directors in May 2008.
Compensation Committee
     The Compensation Committee held five meetings in 2008. During 2008, the Compensation Committee was composed of Thomas A. Broughton, III (Chair), Lee Roy Jordan and Barry B. Donnell. Kenneth J. Smith was appointed to the Committee on February 26, 2009. The Compensation Committee administers our stock incentive plans and sets the compensation of our executive officers. The Compensation Committee operates under a charter approved by the Board of Directors. The charter is posted on our website at www.cavhomesinc.com.
     All of the members of the Compensation Committee are independent within the meaning of the listing standards of the NYSE Alternext US. Each of Mr. Broughton and Mr. Jordan were appointed to the Compensation Committee on May 20, 2008. On August 15, 2008, Mr. Donnell replaced Mr. Tesney on the Compensation Committee when Mr. Tesney was appointed as our President and Chief Executive Officer.
Nominating and Governance Committee
     The Nominating and Governance Committee held one meeting in 2008. During 2008, the Nominating and Governance Committee was composed of Lee Roy Jordan (Chair), J. Don Williams and Thomas A. Broughton, III. The Nominating and Governance Committee is charged with developing and recommending to the Board of Directors corporate governance principles appropriate for us, in accordance with the guidelines and requirements established by the Securities and Exchange Commission (“SEC”). The Nominating and Governance Committee operates under a charter approved by the Board of Directors. The charter is posted on our website at www.cavhomesinc.com.
     The Board of Directors appointed Messrs. Jordan, Williams and Broughton as members of the Nominating and Governance Committee on May 20, 2008. Each of Messrs. Jordan, Williams and Broughton, as members of the Nominating and Governance Committee, are independent within the meaning of the listing standards of the NYSE Alternext US.

Audit Committee
     The Audit Committee held nine meetings during 2008. The Audit Committee is currently composed of J. Don Williams (Chair), Thomas A. Broughton, III, Barry B. Donnell and Carl S. Thigpen. Carl S. Thigpen did not attend the meetings of the Audit Committee in 2008, as he was not appointed to the Board of Directors until February 26, 2009. The Audit Committee, among other things, exercises sole authority over the selection each year of our independent registered public accounting firm, pre-approves all audit and non-audit services to be provided by our independent registered public accounting firm, reviews and evaluates the performance of our independent registered public accounting firm, reviews the external and internal audit procedures, scope and controls practiced by our independent registered public accounting firm and our internal accounting personnel, and evaluates the services performed and fees charged by our independent registered public accounting firm to determine, among other things, that the non-audit services performed by such independent public accounting firm do not compromise their independence. The Audit Committee also approves all related party transactions.
     The Board of Directors appointed the members of the Audit Committee on May 20, 2008, except for Mr. Donnell and Mr. Thigpen. Mr. Tesney served as the Chair of the Audit Committee until his appointment as our President and Chief Executive Officer on August 15, 2008, at which time Mr. Donnell was appointed to replace Mr. Tesney on the Audit Committee, and Mr. Williams was appointed Chair. All of the members of the Audit Committee are independent within the meaning of SEC regulations and the listing standards of the NYSE Alternext US. Mr. Williams, the chair of the Audit Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations and the Board of Directors has determined that he has accounting and related financial management expertise within the meaning of the listing standards of the NYSE Alternext US.
Director Independence
     Our Board of Directors has adopted independence standards consistent with the listing standards adopted by the NYSE Alternext US. A Director will be considered “independent” and found to have no material relationship with us if during the prior three years:
•	The Director has not been an employee of Cavalier or any of our subsidiaries;

•	No immediate family member of the Director has been an executive officer of Cavalier;

•	Neither the Director nor an immediate family member of the Director has received any compensation from us other than director and committee fees, compensation for service as an interim executive officer and pension or other forms of direct compensation for prior service (provided such compensation is not contingent in any way on future service);

•	Neither the Director nor an immediate family member of the Director has been affiliated with or employed by a present or former internal or external auditor for us;

•	Neither the Director nor an immediate family member of the Director has been employed as an executive officer of another company where any of our present executives serve on such other company’s compensation committee;

•	The Director has not been a partner, controlling shareholder, executive officer or employee, and no immediate family member of the Director has been a partner, controlling shareholder or executive officer, of a company that makes payments to or receives payments from us for property or services in an amount which, in any single fiscal year, exceeded the greater of $200,000 or 5% of such company’s consolidated gross revenues.
     The Board of Directors has determined that each of the following directors are independent of us in that such directors have no material relationship with us either directly or indirectly as a partner, shareholder or affiliate of an organization that has a relationship with us:
•	Thomas A. Broughton, III

•	Barry B. Donnell

•	Lee Roy Jordan

•	J. Don Williams

•	Kenneth J. Smith

•	Carl S. Thigpen

     The Board of Directors reexamines each director’s independence annually. Neither Mr. Tesney nor Mr. Lowe is considered independent. Mr. Tesney currently serves as an executive officer for Cavalier, and Mr. Lowe is the son of John W Lowe, a former director and one of the original founders of the Company. Additionally, Mr. Lowe’s law firm provided $237,000 in services to Cavalier in 2008. The Board of Directors considered the Company’s prior transactions with Door Components, LLC, in which Mr. Smith has an indirect interest via his 50% ownership of an entity that holds a 25% interest in Door Components, LLC, when evaluating Mr. Smith’s independence and determined that such transactions did not affect Mr. Smith’s independence. The Board of Directors did not consider any other relationships or transactions when determining the independence of the directors listed above.
Nomination of Directors
     The Nominating and Governance Committee considers candidates for Board of Directors membership suggested by our members, other Board members and stockholders. A stockholder who wishes to recommend a prospective nominee for the Board of Directors should notify our Chairman of the Board of Directors or any member of the Nominating and Governance Committee in writing at Post Office Box 5003, 719 Scott Avenue, Suite 414, Wichita Falls, Texas 76301 with whatever supporting material the stockholder considers appropriate. Once the Nominating and Governance Committee has identified a prospective nominee, the Nominating and Governance Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board of Directors and the likelihood that the prospective nominee can satisfy certain criteria set by the Board of Directors and detailed below. If the Nominating and Governance Committee determines, in consultation with the Chairman of the Board of Directors and other Board members as appropriate, that additional consideration is warranted, it may gather background information with respect to professional, educational and community activities, interview the candidate, determine the candidate’s willingness to serve, and review with the candidate the time requirement involved. It may also recommend and provide the opportunity for the prospective member to meet with our Board members (individually or as a group) and our management (individually or as a group). Candidates are selected for their good character, judgment and willingness to devote adequate time to Board duties. Assessment of potential candidates includes issues of diversity, age and skills in the context of an assessment of the perceived needs of the Board of Directors at that time. Directors may not serve on the boards of more than three public companies, including our Board of Directors, and may not serve past the age of 70.
Consideration of Dissident Nominees
     Early in 2008, Mr. Shipley, a member of the Legacy Group, telephoned Mr. Donnell and indicated that both he and Mr. Hodgson, also a member of the Legacy Group, had been buying Cavalier shares and were interested in having Mr. Donnell travel to meet with them in Ft. Worth, Texas. Mr. Donnell was familiar with Mr. Hodgson and Mr. Shipley because of the sale in 2005 to Mr. Hodgson and Mr. Shipley of our idled Ft. Worth, Texas facility, but he had never met these individuals in person. Because of prior commitments, Mr. Donnell was not available to meet in Ft. Worth on the dates suggested.
     Subsequently, Mr. Donnell, Mr. Shipley and Mr. Hodgson spoke again by telephone and agreed to meet in May 2008 in Austin, Texas. They engaged in general discussions about the manufactured housing business and about their respective businesses and operations. Mr. Hodgson and Mr. Shipley own and operate a company called Legacy Housing, and at this meeting, Mr. Shipley and Mr. Hodgson indicated a desire to combine Legacy with Cavalier. On May 29, 2008, Mr. Hodgson sent an email to Mr. Donnell acknowledging the meeting, indicating availability for a subsequent meeting during the month of June and noting that Mr. Hodgson and Mr. Shipley owned over 900,000 shares of our common stock.
     On June 19, 2008, Mr. Hodgson and Mr. Shipley met in Birmingham, Alabama with most members of the Board of Directors of Cavalier. At that time, Mr. Hodgson and Mr. Shipley presented a proposal for Cavalier to buy Legacy Housing in exchange for 13 million shares of Cavalier common stock.
     The proposal included Mr. Hodgson and Mr. Shipley becoming members of the Board of Directors of Cavalier and would have resulted in the equity owners of Legacy Housing, including Messrs. Hodgson and Shipley, owning in excess of 41% of Cavalier following the merger of Legacy Housing into Cavalier. The Board members determined that they did not want to proceed with a transaction with Legacy Housing. They believed the cost of such a transaction was too high and would unfairly dilute current Cavalier stockholders.
     In early January 2009, Mr. Donnell informed the Board that members of the Legacy Group had, among other things, criticized our decision to sell CIS Financial Services, Inc. Also at this time, Mr. Donnell reminded the Board of the prior business interactions that Cavalier had with members of the Legacy Group in connection with the sale of our Ft. Worth, Texas plant to the Legacy Group. As a result of these prior dealings, Mr. Donnell had developed familiarity with the business operations of the Legacy Group, and Mr. Donnell noted that the financial information provided by Legacy Housing in the June 2008 meeting was unaudited and did not appear to be presented in accordance with U.S. generally accepted accounting principles. It was further noted that since the purchase in 2005 of our former Ft. Worth facility, and the commencement of manufacturing operations by Legacy Housing, Mr. Shipley and Mr. Hodgson were now direct competitors of Cavalier.
     On January 21, 2009, Mr. Hodgson sent Mr. Donnell an email indicating that Mr. Hodgson intended to nominate three individuals for election to our Board of Directors. Mr. Donnell notified the members of the Board of Directors about Mr. Hodgson’s email, and the Board of Directors convened a meeting on January 22, 2009 to discuss the letter. The Board of Directors discussed the fact that the proxy materials for our 2008 Annual Meeting specified that for proposals to be considered for inclusion in our 2009 proxy materials, they were to have been received no later than December 8, 2008. In addition, the Board of Directors discussed and reviewed prior conversations, contacts and meetings that Mr. Donnell and other members of the Board of Directors had had with members of the Legacy Group during 2008 and early 2009.
     During the January 22, 2009 Board meeting, our Board members discussed the information provided by Mr. Donnell and reviewed the information provided by the Legacy Group with respect to each of the three dissident nominees. As a result of these discussions, our Board of Directors concluded that it would be improper for individuals who are actively engaged in a business that is in direct competition with Cavalier to serve on our Board. The Board felt that it would violate the Board’s fiduciary duties to our stockholders to name individuals running a competing manufactured housing company to the Cavalier Board, where those individuals would have access to confidential information that Cavalier would not ordinarily share with competitors. The Board members also discussed that the dissident nominees did not satisfy the criteria established by the Board for director nominees. Given the negative implications of allowing a competitor to become privy to confidential information, the Board of Directors determined to neither accept nor endorse the nominees of the Legacy Group. Following the Board meeting, the Legacy Group notified us that it intended to solicit proxies for three dissident nominees in opposition to the nominees selected by the Board of Directors and the Nominating and Governance Committee.
      Other than as described above, no candidates for director nominations were submitted to the Nominating and Governance Committee by any stockholder in connection with the election of directors at the Annual Meeting.
Communication with Board of Directors
     Stockholders interested in communicating directly with the Board of Directors, or specified individual directors, may do so by writing the Chairman of the Board of Directors at Post Office Box 5003, 719 Scott Avenue, Suite 414, Wichita Falls, Texas 76301. The Chairman will review all such correspondence and will regularly forward to the Board of Directors copies of all such correspondence that, in the opinion of the Chairman, deals with the functions of the Board of Directors or committees thereof or that he otherwise determines requires their attention. Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Audit Committee.
Non-Employee Director Compensation
     The following table reflects the basis for compensation paid to each non-employee director.

			Committees
					Nominating
					and
Title	Attendance	Board	Executive	Compensation	Governance	Audit
Chairman, Board or Committees	Annual retainer	$5,000	$—	$4,000	$4,000	$12,000
Director	Annual retainer	12,000	—	—	—	—
Director	In person	2,000	—	1,000	1,000	2,000
Director	Via telephone	500	—	500	500	500
Directors who attend committee meetings on the same dates as Board meetings are compensated for attending both the Board meeting and the committee meeting. Directors who are also our employees do not receive additional compensation for Board service. All directors are reimbursed for travel and out-of-pocket expenses incurred in connection with attending Board and committee meetings.

Director Compensation Table
     The following summary compensation table sets forth information concerning compensation for services in all capacities, including cash and non-cash compensation, awarded to, earned by or paid to all current non-employee members of our Board of Directors in 2008. Information with respect to compensation paid to Bobby Tesney prior to his being named our President and Chief Executive Officer is included in the Summary Compensation Table on page 18.

					Nonqualified
				Non-Equity	Deferred
	Fees Earned or	Stock	Option	Incentive Plan	Compensation	All Other
Name	Paid in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
	($)(1)	($)	($)(2)	($)	($)	($)	($)
Thomas A. Broughton, III	34,500	—	4,710	—	—	—	39,210
Barry B. Donnell	28,500	—	4,710	—	—	—	33,210
Lee Roy Jordan	26,500	—	4,710	—	—	—	31,210
J. Don Williams	38,925	—	4,710	—	—	—	43,635

(1)	All fees earned during the year were paid in cash.

(2)	Option awards to purchase 5,000 shares of our common stock were granted to each director on January 2, 2008 pursuant to our 2005 Non-Employee Directors Stock Option Plan (the “2005 Non-Employee Directors Plan”). These option awards, with a fair value of $0.94 on the date of grant, vested at the rate of 1/12th of the shares subject to the option award on each monthly anniversary of the date of grant. Mr. Lowe forfeited 3,333 non-vested option shares from the 2008 grant in connection with his retirement from the Board of Directors in May 2008. Information regarding assumptions used in determining the grant date fair value is contained in Note 9 to Notes to Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2008. Options outstanding as of December 31, 2008 for each non-employee director were:

Thomas A. Broughton, III	39,893
Barry B. Donnell	30,000
Lee Roy Jordan	20,000
J. Don Williams	45,000
     Stockholders approved the 2005 Non-Employee Directors Plan adopted by the Board of Directors on April 5, 2005. Pursuant to the terms of the 2005 Non-Employee Directors Plan, each non-employee director receives an option to purchase 5,000 shares of common stock at fair market value upon first being elected to the Board of Directors. Additionally, annually on January 2, each non-employee director who has served as our director during the calendar year immediately preceding such date receives an option to purchase 5,000 shares of common stock at fair market value. Options granted under the 2005 Non-Employee Directors Plan generally have a term of ten years, and become exercisable as to one-twelfth of the shares of common stock subject to the grant on each monthly anniversary of the date of grant, as long as the director remains our director during the vesting period.

Audit Committee Report
     In compliance with the requirements of the NYSE Alternext US, the Audit Committee of Cavalier adopted a formal written charter approved by the Board of Directors which outlines the Audit Committee’s responsibilities and how it carries out those responsibilities. The Amended and Restated Audit Committee Charter is available on Cavalier’s website at www.cavhomesinc.com under the heading “Investor Relations” and the subheading “Corporate Governance.” In connection with the performance of its responsibilities under its charter, the Audit Committee has:
•	Reviewed and discussed the audited financial statements with management;

•	Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (required communication by external auditors with audit committees);

•	Received from the independent auditors disclosures regarding the auditors’ independence required by PCAOB Rule 3526, Communications with Audit Committees Concerning Independence, and discussed with the auditors the auditors’ independence; and

•	Recommended, based on the review and discussion noted above, to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.
AUDIT COMMITTEE
J. Don Williams (Chair)
Thomas A. Broughton, III
Barry B. Donnell

Ratification and Approval of Appointment
of Independent Registered Public Accountants
     At the direction of the Audit Committee, our Board of Directors has unanimously selected, subject to ratification by the Company’s stockholders, the accounting firm of Carr, Riggs & Ingram, LLC as our independent registered public accounting firm for fiscal year 2009. Carr, Riggs & Ingram, LLC has served as our independent auditor since September 15, 2005. Ratification of the selection of auditors is being submitted to our stockholders because the Board of Directors believes it is an important corporate decision in which stockholders should participate. If the stockholders do not ratify the selection of Carr, Riggs & Ingram, LLC, if Carr, Riggs & Ingram, LLC shall decline to act, resign or otherwise become incapable of acting, or if our engagement is otherwise discontinued, the Audit Committee will select other auditors for the period remaining until the 2010 Annual Meeting of Stockholders when engagement of auditors is expected again to be subject to ratification by the stockholders at such meeting.
     Representatives of Carr, Riggs & Ingram, LLC will be in attendance at the Annual Meeting and will be provided an opportunity to address the meeting and to respond to appropriate questions from stockholders.
Fee Disclosure
     The following table presents fees for professional services rendered by Carr, Riggs & Ingram, LLC for the audit of our annual financial statements for 2008 and 2007 and fees billed for audit-related services, tax services and all other services rendered by Carr, Riggs & Ingram, LLC for 2008 and 2007.

	2008	2007
Audit fees (a)	$341,779	$583,200
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

(a)	Fees for the audit of our annual financial statements, the audit of the effectiveness of our internal controls over financial reporting (as required by Section 404 of Sarbanes Oxley in 2007 but not required in 2008), the audit of a stand-alone subsidiary, and quarterly reviews. Includes amounts for expenses incurred during the audit.
     Upon effectiveness of final rules promulgated by the Securities and Exchange Commission relating to approval of non-audit services in May 2003, our Audit Committee began pre-approving all audit-related services, tax services and other services provided by our independent auditor. In connection with such pre-approval, our Audit Committee concluded that the provision of such services by Carr, Riggs & Ingram, LLC was compatible with the maintenance of that firm’s independence in the conduct of our auditing functions.
     The Chairman of the Audit Committee, Mr. Williams, has authority to approve engagement of our independent registered public accountants for accounting projects of up to $20,000 per project, as long as such pre-approvals are brought to the attention of the Audit Committee at our next committee meeting. Any engagement of our independent registered public accountants for accounting projects that involve fees in excess of $20,000 must have full Audit Committee approval.
     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO RATIFY AND APPROVE THE APPOINTMENT OF CARR, RIGGS & INGRAM, LLC AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR CAVALIER HOMES, INC.

Executive Officers and Principal Stockholders
Executive Officers
     The following table sets forth certain information concerning our executive officers, who are elected annually by the Board of Directors:

Name	Age	Position
Bobby Tesney	64	President and Chief Executive Officer
Michael R. Murphy	63	Vice President, CFO and Secretary-Treasurer
Barry Mixon	61	Executive Vice President
     Mr. Tesney has served as our President and Chief Executive Officer since August 15, 2008. Mr. Tesney served as President and Chief Executive Officer of WinsLoew Furniture, Inc. from October 1994 until January 2002. After Mr. Tesney’s retirement from WinsLoew Furniture, Inc., he served as Vice Chairman and Director of Brown Jordan International, Inc., the successor to WinsLoew Furniture, Inc., until October 2006.
     Mr. Murphy has served as our Chief Financial Officer and Secretary-Treasurer since 1996.
     Mr. Mixon has served as our Executive Vice President since August 18, 2008. He previously retired from Cavalier on December 31, 2007, following 24 years with us in various capacities, including his position as a Division President at retirement.
Ownership of Equity Securities
     Set forth below is information as of March 27, 2009, with respect to the beneficial ownership of our common stock by (a) each of our directors (which directors also constitute the nominees for election as directors at the Annual Meeting), (b) each Named Executive Officer in the Summary Compensation Table below (see “Executive Compensation”), and (c) all of our current directors and executive officers as a group.

	Number of Shares		Percent of Class
	Beneficially		Beneficially
Name of Individual or Persons in Group	Owned(1)		Owned(1)
Thomas A. Broughton, III	79,326	(2)	*
Barry B. Donnell	941,666	(3)	5.34%
Lee Roy Jordan	21,166	(4)	*
Jonathan B. Lowe	62,250	(5)	*
Barry Mixon	32,500		*
Michael R. Murphy	125,234	(6)	*
David A. Roberson	324,677	(7)	1.83%
Kenneth J. Smith	3,250	(8)	*
Bobby Tesney	35,200	(9)	*
Carl S. Thigpen	1,250	(10)	*
J. Don Williams	51,666	(11)	*
All current directors and executive officers (10 persons)	1,353,508	(12)	7.60%
     The following persons have reported ownership in Cavalier at a level greater than 5%, according to statements on Schedule 13D or 13G as filed by such persons with the Securities and Exchange Commission:

	Number of Shares		Percent of Class
	Beneficially		Beneficially
Name and Address of Beneficial Owner	Owned(1)		Owned(1)
Dimensional Fund Advisors LP	1,464,630	(13)	8.32%
Palisades West, Building One, 6300 Bee Cave Rd, Austin, TX 78746

	Number of Shares		Percent of Class
	Beneficially		Beneficially
Name and Address of Beneficial Owner	Owned(1)		Owned(1)
GAMCO Investors, Inc.	3,270,699	(14)	18.59%
One Corporate Center, Rye, NY 10580-1435

Legacy Housing, LTD.	1,690,692	(15)	9.61%
15400 Knoll Trail, Suite 101, Box 25, Dallas, TX 75248

T. Rowe Price Associates, Inc./T. Rowe Price Small-Cap	1,602,900	(16)	9.11%
Value Fund, Inc.
100 E. Pratt Street, Baltimore, MD 21202

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)	Beneficial ownership in the foregoing table is based upon information furnished by the persons listed. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares as of March 27, 2009, that such person or group has the right to acquire within 60 days after such date, or with respect to which such person otherwise has or shares voting or investment power. For purposes of computing beneficial ownership and the percentages of outstanding shares held by each person or group of persons on a given date, shares which such person or group has the right to acquire within 60 days after such date are shares for which such person has beneficial ownership and are deemed to be outstanding for purposes of computing the percentage for such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person. Except as otherwise indicated in these notes to the foregoing table, the beneficial owners named in the table have sole voting and investment power with respect to the shares of common stock reflected and the address of each of the persons is as follows: c/o Cavalier Homes, Inc., 32 Wilson Blvd 100, Addison, AL 35540.

(2)	Includes 16,477 shares beneficially owned in an Individual Retirement Account. Includes 36,559 shares issuable pursuant to stock options presently exercisable as of March 27, 2009, or within 60 days thereafter.

(3)	Includes 21,666 shares issuable pursuant to stock options presently exercisable as of March 27, 2009, or within 60 days thereafter, 100,000 shares held by the Donnell Foundation, of which Mr. Donnell is co-trustees and 100,000 shares beneficially owned in an Individual Retirement Account. Mr. Donnell has voting and investment power with respect to the shares held by the Donnell Foundation. Also includes 13,000 shares held in his wife’s Individual Retirement Account and 7,000 shares owned directly by his wife. Also includes 100,000 shares held by the Sam Donnell Family Limited Partnership, 1% of which is held by a limited liability company in which Mr. Donnell holds 51% of the limited liability company interests. Mr. Donnell disclaims beneficial ownership of the shares held directly by his wife and the shares held in his wife’s Individual Retirement Account. The address for Mr. Donnell is 719 Scott Avenue, Suite 414 Wichita Falls, TX 76301.

(4)	Includes 16,666 shares issuable pursuant to stock options presently exercisable as of March 27, 2009, or within 60 days thereafter.

(5)	Includes 1,250 shares issuable pursuant to stock options presently exercisable as of March 27, 2009, or within 60 days thereafter.

(6)	Includes 60,000 shares issuable pursuant to stock options presently exercisable as of March 27, 2009, or within 60 days thereafter, 4,700 shares held in Mr. Murphy’s Individual Retirement Account and 3,700 shares held in his wife’s Individual Retirement Account. Includes 6,666 shares of restricted stock which has not yet fully vested, but over which Mr. Murphy may exercise voting rights. Mr. Murphy disclaims beneficial ownership of the shares held in his wife’s Individual Retirement Account.

(7)	Includes 6,510 shares beneficially owned in an Individual Retirement Account and 1,874 shares held in his wife’s Individual Retirement Account. Includes 18,272 shares held by a family limited partnership of which Mr. Roberson is the general partner. Includes 115,000 shares issuable pursuant to stock options presently exercisable as of March 27, 2009, or within 60 days thereafter. Mr. Roberson disclaims beneficial ownership of the shares held in his wife’s Individual Retirement Account.

(8)	Includes 1,250 shares issuable pursuant to stock options presently exercisable as of March 27, 2009, or within 60 days thereafter, and 2,000 shares held by a limited liability company of which Mr. Smith is a 50% owner.

(9)	Includes 20,000 shares issuable pursuant to stock options presently exercisable as of March 27, 2009, or within 60 days thereafter.

(10)	Includes 1,250 shares issuable pursuant to stock options presently exercisable as of March 27, 2009, or within 60 days thereafter.

(11)	Includes 46,666 shares issuable pursuant to stock options presently exercisable as of March 27, 2009, or within 60 days thereafter.

(12)	See notes 1-6 and 8-11 above.

(13)	In a Schedule 13G filed on February 9, 2009, Dimensional Fund Advisors LP (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, reported having sole voting and dispositive power of 1,464,630 shares. Dimensional furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over the securities of the issuers described in the schedule that are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. All information in this footnote was obtained from the Schedule 13G filed by Dimensional.

(14)	In a Schedule 13D filed March 9, 2009, Mario J. Gabelli, and various entities which he directly or indirectly controls or for which he acts as chief investment officer (“Gabelli”), reported having shared power to vote or dispose of 3,270,699 shares of common stock. Included in the Schedule 13D is GGCP, Inc., MJG Associates, Inc., Gabelli Foundation, Inc., Mario Gabelli, LICT Corporation, GAMCO Investors, Inc. (“GBL”), a public company listed on the New York Stock Exchange, and the following entities of which GBL is the parent company: GAMCO Asset Management, Inc., Gabelli Funds, LLC, Gabelli Securities, Inc., Gabelli & Company, Inc. and Teton Advisors, Inc. All information in this footnote was obtained from the Schedule 13D filed by Gabelli.

(15)	In a Schedule 13D/A filed February 6, 2009, Legacy Housing, LTD and certain affiliated persons jointly reported having shared power to vote or dispose of 1,690,692 shares of common stock. Included in the Schedule 13D/A are: (a) Legacy Housing, LTD., a Texas limited partnership (“Legacy”), (b) GPLH, LC, a Texas limited liability company which serves as the general partner of Legacy (“GPLH”), (c) Shipley Brothers, LTD, a Texas limited partnership which serves as a manager of GPLH (“Shipley LTD”), (d) K-Shipley, LLC, a Texas limited liability company which serves as a general partner of Shipley LTD (“K-Shipley”), (e) D-Shipley, LLC, a Texas limited liability company which serves as a general partner of Shipley LTD (“D-Shipley”), (f) B-Shipley, LLC, a Texas limited liability company which serves as a general partner of Shipley LTD (“B-Shipley”), (g) Federal Investors Servicing, LTD., a Texas limited partnership (“Federal Servicing”), (h) Federal Investors Management, L.C., a Texas limited liability company which serves as the general partner of Federal Servicing (“Federal Management”), (i) Kenneth E. Shipley, the president and assistant secretary of GPLH, the president and sole member of K-Shipley and the president and manager of Federal Management and a citizen of the United States, (j) Curtis D. Hodgson, the vice president, secretary and manager of GPLH and a citizen of the United States, (k) Douglas M. Shipley, the president and sole member of D-Shipley and the secretary of Federal Management and a citizen of the United States, (l) Billy J. Shipley, the president and sole member of B-Shipley and the vice president of Federal Management and a citizen of the United States, and (m) Michael R. O’Connor, a citizen of the United States. All information in this footnote was obtained or derived from the Schedule 13D/A filed by Legacy.

(16)	In a Schedule 13G filed February 12, 2009, T. Rowe Price Associates, Inc. (“T. Rowe Price”) and T. Rowe Price Small-Cap Value Fund, Inc. (“Small-Cap Fund”) jointly reported having sole power to vote or dispose of 1,602,900 shares of common stock. These securities are owned by various individual and institutional investors, including the Small-Cap Fund, which T. Rowe Price serves as an investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price is deemed to be a beneficial owner of such securities; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities. All information in this footnote was obtained from the Schedule 13G and cover letter we received from T. Rowe Price and Small-Cap Fund.

Executive Compensation
The following tables, graphs and other information provide details concerning executive compensation.
Summary Compensation Table
     The following summary compensation table sets forth information concerning compensation for services in all capacities, including cash and non-cash compensation, awarded to, earned by or paid to (i) our current Chief Executive Officer, (ii) our former Chief Executive Officer, and (iii) our two other executive officers who were serving as such as of December 31, 2008, (collectively, the “Named Executive Officers”), as well as the total compensation paid to each Named Executive Officer for the previous year, if applicable.

							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal Position	Year	Salary	Bonus	Awards(1)	Awards(2)	Compensation	Earnings	Compensation		Total
		($)	($)	($)	($)	($)	($)	($)		($)
Bobby Tesney	2008	93,462	80,000	—	4,710	—	—	28,337	(5)	206,509
President and Chief Executive Officer(3)

David A. Roberson	2008	181,538	—	79,248	—	—	—	542,180	(5)	802,966
former President and	2007	350,000	—	66,040	—	—	—	44,276	(6)	460,316
CEO(4)

Michael R. Murphy	2008	210,192	119,245	44,147	—	—	—	4,880	(5)	378,464
VP, CFO and	2007	225,000	—	44,026	—	—	—	5,065	(6)	274,091
Secretary-Treasurer

Barry Mixon	2008	79,615	60,000	—	—	—	—	—		139,615
Executive Vice
President(7)

(1)	Stock awards were granted in March 2006 pursuant to our 2005 Incentive Compensation Plan. Information regarding assumptions used in determining the grant date fair value is contained in Note 9 to Notes to Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2008. The amounts reflected above represent the portion of the grant date fair value amortized to expense in 2008 and 2007.

(2)	Option awards were granted to Mr. Tesney in his capacity as a non-employee Board member in January 2008 pursuant to our 2005 Non-employee Directors Stock Option Plan. Information regarding assumptions used in determining the grant date fair value is contained in Note 9 to Notes to Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2008. The amounts reflected above represent the portion of the grant date fair value amortized to expense in 2008.

(3)	Mr. Tesney was appointed President and Chief Executive Officer by our Board of Directors on August 15, 2008. Prior to this date, Mr. Tesney was one of our non-employee directors.

(4)	Mr. Roberson resigned as our President and Chief Executive Officer on August 15, 2008.

(5)	Includes the following: (i) for Mr. Tesney, fees earned and paid in cash in the amount of $25,575 in his capacity as a non-employee director and $2,762 for personal use of a company vehicle, (ii) for Mr. Roberson, severance of $475,000 to be paid in 26 bi-weekly payments beginning August 29, 2008, of which $164,423 was paid as of December 31, 2008, payment for attorney’s fees totaling $22,717, a total of $4,354 for health insurance coverage for the period through August 2009, premiums on life insurance policies totaling $20,940, taxes on life insurance totaling $9,060, $6,344 for personal use of a company vehicle, and matching contributions made by us to our 401(k) plan during 2008 on behalf of Mr. Roberson in the amount of $3,765, and (iii) for Mr. Murphy, matching contributions made by us to our 401(k) plan during 2008 on behalf of Mr. Murphy in the amount of $3,670 and $1,211 for car allowances.

(6)	Includes the following: (i) matching contributions made by us to our 401(k) plan during 2007 on behalf of Mr. Roberson in the amount of $5,189 and on behalf of Mr. Murphy in the amount of $5,065, and (ii) $18,385 paid to Mr. Roberson for premiums on life insurance policies, $11,244 for taxes on life insurance premiums, and $9,458 for personal use of a company vehicle.

(7)	Mr. Mixon was appointed Executive Vice President by our Board of Directors on August 18, 2008.
Outstanding Equity Awards at Fiscal Year-end

	Option Awards					Stock Awards
									Equity
								Equity	Incentive
			Equity					Incentive	Plan Awards:
			Incentive Plan					Plan Awards:	Market or
			Awards:					Number of	Payout Value
	Number of	Number of	Number of					Unearned	of Unearned
	Securities	Securities	Securities			Number of	Market Value	Shares, Units	Shares, Units
	Underlying	Underlying	Underlying			Shares or	of Shares or	or Other	or Other
	Unexercised	Unexercised	Unexercised	Options	Option	Units of Stock	Units of Stock	Rights That	Rights That
	Options	Options	Unearned	Exercise	Expiration	That Have	That Have	Have Not	Have Not
Name	Exercisable	Unexercisable	Options	Price	Date	Not Vested	Not Vested	Vested	Vested
	(#)	(#)	(#)	($)		(#)	($)	(#)	($)
Bobby Tesney	5,000			1.93	01/02/18
	5,000			4.16	01/02/17
	5,000			6.45	01/02/16
	5,000			5.51	01/03/15

David A. Roberson
	100,000			3.40	01/29/12
	15,000			3.94	01/26/10
	10,000			9.66	01/25/09

Michael R. Murphy						6,666 (1)	7,133
	50,000			3.40	01/29/12
	10,000			3.94	01/26/10
	7,500			9.66	01/25/09

Barry Mixon	none

(1)      The unvested stock award vested on 03/13/09.
Pension Benefits in Fiscal 2008
We do not provide pension benefits.
Nonqualified Deferred Compensation in Fiscal 2008
We do not have nonqualified deferred compensation plans.
Potential Payments on Termination
     The Named Executive Officers, with the exception of David A. Roberson, do not have employment, severance or change in control agreements with us. The information below describes and quantifies certain compensation that would become payable under existing plans and arrangements if the Named Executive’s employment terminated on December 31, 2008. These benefits are in addition to benefits available generally to salaried employees, such as distributions under our 401(k) plan and accrued vacation pay. Mr. Roberson’s existing Severance Agreement and Release is discussed below.
     Equity Awards. Under the Stock Grant Agreements we have entered into with our Named Executive Officers, termination for any reason other than death, disability or a change in control results in the forfeiture of any outstanding restricted stock grants which are unvested on the date of termination. If one of our Named Executive Officers were to die or become disabled, any unvested restricted stock grants would become vested in full as of the date of the death or disability. For these purposes, our 2005 Incentive Compensation Plan defines “disability” as a condition (a) which prevents a Named Executive Officer from engaging in any gainful activity and which is expected to result in death or to last for a continuous period of at least 12 months or (b) resulted in the Named Executive Officer receiving income replacement benefits for a period of not less than three months under any accident or health plan covering our employees. Unvested restricted stock grants would also vest immediately upon a change in control. Our 2005 Incentive Compensation Plan defines “change in control” as the occurrence of any of the following: (a) a person, other than the Company, a subsidiary or an employee benefit plan, becoming the beneficial owner of twenty percent (20%) or more of our outstanding voting securities; (b) any transaction or event which would trigger disclosure under Item 6(e) of Schedule 14A promulgated under the Exchange Act; (c) during any two consecutive year period, current Board members cease to constitute a majority of our Board of Directors (unless the election of new Board members was approved by at least two-thirds of our current Board members); or (d) any transaction requiring the approval of our stockholders for the acquisition of the Company, whether by a purchase of assets, merger or otherwise.
     The following table provides the intrinsic value (that is, the value based on the price of our common stock as of December 31, 2008) of equity awards that would vest if a Named Executive Officer had died, became disabled or we experienced a change in control as of December 31, 2008.

Intrinsic Value of Equity
Name of Executive	Awards If Vested
Bobby Tesney	$—
Michael R. Murphy	7,133
Barry Mixon	—
     Severance Agreement with David A. Roberson. On August 15, 2008, Cavalier entered into a Severance Agreement and Release with Mr. Roberson, under which he will be entitled to receive (1) $475,000.00, payable over 12 months in 26 consecutive pay periods, (2) continued health insurance coverage, including coverage under any ancillary benefit plans, such as dental insurance, that Mr. Roberson currently has deducted from his salary, (3) accelerated vesting of his remaining outstanding restricted stock awards and extension of the exercise period of his outstanding stock options, and (4) directors’ and officers’ liability insurance coverage. Pursuant to the Severance Agreement and Release, Mr. Roberson has agreed, among other things, to be bound by a one-year covenant not to compete, a one-year covenant not to solicit our employees and a covenant regarding protection of our confidential information. Both Mr. Roberson and Cavalier have entered into non-disparagement covenants.

Certain Relationships and Related Transactions
     We purchased raw materials of approximately $11,564,000, $14,474,000 and $14,698,000 from MSR Forest Products, LLC (“MSR”) during 2008, 2007, and 2006, respectively. Cavalier owns a minority interest in this company. Jonathan B. Lowe (a member of our Board of Directors) and Michael P. Lowe, sons of John W Lowe (a former member of our Board of Directors and one of the original founders of the Company), have a minority ownership interest in MSR, and Richard Roberson (our former President and Chief Executive Officer’s brother), also has a minority ownership interest in and is an executive officer of MSR. We believe that the payments made for the products purchased from MSR were reasonable compared to amounts that would have been paid to unaffiliated entities for similar products.
     We purchased components of approximately $156,117, $375,077 and $995,475 from Door Components, LLC (“Door Components”) during 2008, 2007 and 2006, respectively. Kenneth J. Smith, a member of our Board of Directors, has an indirect interest via his 50% ownership of an entity that holds a 25% interest in Door Components. We believe that the payments made for the products purchased from Door Components were reasonable compared to amounts that would have been paid to unaffiliated entities for similar products. Following the appointment of Mr. Smith to the Board of Directors on February 26, 2009, we determined to cease future purchases from and sales to Door Components.
     We used the services of a law firm, Lowe, Mobley & Lowe, a partner of which, Mr. John W Lowe, served as one of our directors until May 2008 and continues to serve as our general counsel. Mr. Jonathan B. Lowe, another partner in the law firm, currently serves as one of our directors. We paid legal fees to this firm for Messrs. Lowe’s services as general counsel and the firm’s defense of litigation against us in the sums of $237,000 (2008), $212,000 (2007), and $292,000 (2006).
     Related Party Transaction Policy: Our Board of Directors recognizes that a Related Party Transaction presents a potential risk of conflict of interest and, therefore, has adopted a policy that is followed in connection with all Related Party Transactions involving us. As a general matter, it is the preference of the Board of Directors to avoid Related Party Transactions. However, the Board of Directors recognizes that there may be situations where a Related Party Transaction may be consistent with our best interests and the best interests of our shareholders.
     Our Audit Committee charter requires that all Related Party Transactions must be submitted to the Audit Committee for review and approval or disapproval (or ratification). In determining whether to approve or disapprove a Related Party Transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the similar circumstances. The Audit Committee will also take into account the extent of the Related Party’s interest in the transaction and whether the transaction is in our best interests and our shareholders. The Chairperson of the Audit Committee may approve or ratify a Related Party Transaction in between Committee meetings. While our Audit Committee charter is in writing, our policy governing review and approval of Related Party Transactions is simply an element of our routine Audit Committee function and is not a formally written policy. Given the size of our Company and the relatively small number of Related Party Transactions that our Audit Committee reviews, our Board of Directors did not draft an additional set of guidelines to be used by the Audit Committee in reviewing Related Party Transactions. Our quarterly disclosure committee review process also includes a review of any Related Party Transactions.
     For this section, a “Related Party” is: (1) any of our executive officers or directors, (2) any nominee for election as a director, (3) any greater than 5 percent beneficial owner of our common stock, (4) any immediate family member of any of the foregoing, or (5) any entity which is owned or controlled by any of the persons listed in (1), (2), (3) or (4) above.
     A “Related Party Transaction” is any transaction, arrangement or relationship (or series of transactions, arrangements or relationships) in which Cavalier (including subsidiaries) was, is or will be a participant, and in which any Related Party had, has or will have a direct or indirect interest.

     The Company had no new Related Party Transactions in 2008. As noted above, we had transactions in 2008 with Related Parties for relationships that began in prior years. Due to the significance of the purchases from MSR, our Audit Committee reviews and approves the overall pricing of products we purchase from MSR on an annual basis. The Audit Committee does not review the other on-going Related Party relationships noted above on an annual basis unless the nature, or significance, of the relationship changes.
Section 16(a) Beneficial Ownership Reporting compliance
     Our executive officers, directors and beneficial owners of more than 10% of our common stock are required under the Exchange Act to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the NYSE Alternext US. Copies of these reports must also be furnished to us. We believe that during 2008 all applicable filing requirements were complied with in a timely manner except for a Form 4 filed one day late on December 15, 2008 for Mr. Tesney due to an oversight.
Other Matters
     The Board of Directors does not know of any other business to be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy will vote thereon in their best judgment.
CAVALIER HOMES, INC.
Michael R. Murphy
Secretary
Addison, Alabama
April [6], 2009

Appendix A
Information Concerning Persons who are Participants
in the Company’s Solicitation of Proxies
Information Regarding Participants
     The Company, its directors and certain of its officers and employees are participants in a solicitation of proxies in connection with the Annual Meeting. Each of the directors of the Company and each of the officers and employees of the Company who are participants in the solicitation is listed below, together with the number of equity securities of the Company beneficially owned by each of these persons as of March 27, 2009, including the number of shares for which beneficial ownership can be acquired within 60 days of March 27, 2009. None of the persons listed below owned any equity securities of the Company of record that such person does not own beneficially. The business address of each participant is Cavalier Homes, Inc., 32 Wilson Boulevard 100, Addison, Alabama 35540.

		Shares of Common
Name	Occupation Information	Stock Owned
Thomas A. Broughton, III	Director	42,767
Barry B. Donnell	Chairman of the Board of Directors	920,000	(1)
Lee Roy Jordan	Director	4,500
Jonathan B. Lowe	Director	61,000	(2)
Michael R. Murphy	Vice President, CFO and Secretary-Treasurer	65,234	(3)
Kenneth J. Smith	Director	—
Bobby Tesney	Director, President and Chief Executive Officer	15,200	(4)
Carl S. Thigpen	Director	—
J. Don Williams	Director	5,000

(1)	Mr. Donnell directly owns 700,000 shares, the Donnell Foundation of which he is a co-trustee owns 100,000 shares, a partnership in which Mr. Donnell is a partner owns 100,000 shares, and Mr. Donnell’s spouse owns 20,000 shares.

(2)	Mr. Jonathan B. Lowe directly owns 11,000 shares, and the Jonathan B. Lowe 2008 GST Trust, of which Mr. Lowe serves as trustee, owns 50,000 shares.

(3)	Mr. Murphy directly owns 61,534 shares, and his spouse owns 3,700 shares.

(4)	Mr. Tesney directly owns 5,200 shares, and his spouse owns 10,000 shares.
Information Regarding Transactions in our Securities by Participants
     The following table sets forth information regarding purchases and sales during the past two years of shares of our common stock by persons who, under the rules of the Securities and Exchange Commission, are “participants” in our solicitation of proxies in connection with the Annual Meeting. Except as set forth below or as otherwise disclosed in this Proxy Statement, none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities. To the extent that any part of the purchase price or market value of any of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities, the amount of the indebtedness as of the latest practicable date is set forth below. If those funds were borrowed or obtained otherwise than pursuant to a margin account or bank loan in the regular course of business of a bank, broker or dealer, a description of the transaction and the parties is set forth below.

Name	Date	Number of Shares	Transaction Footnote
Thomas A. Broughton, III		—
Barry B. Donnell	12/09/2008	4,200	(1)
	12/08/2008	15,475	(1)
	12/08/2008	10,900	(1)

Name	Date	Number of Shares	Transaction Footnote
Lee Roy Jordan		—
Jonathan B. Lowe	01/29/2009	5,000	(1)
	01/28/2009	6,000	(1)
	09/30/2008	50,000	(2)
Michael R. Murphy	03/13/2009	6,666	(3)
	03/13/2008	6,667	(3)
	03/13/2007	6,667	(3)
Kenneth J. Smith		—
Bobby Tesney	12/10/2008	10,000	(4)
Carl S. Thigpen		—
J. Don Williams		—

(1)	Open market purchase of common stock

(2)	Gift of common stock

(3)	Restricted Stock Award

(4)	Open market purchase of common stock by spouse
Miscellaneous Information Regarding Participants
     Except as described in this Appendix A or the attached Proxy Statement, to the best of our knowledge (i) none of the participants identified above is or was within the past year a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies, and (ii) no “associate” of any of the participants identified beneficially owns, directly or indirectly, any shares or other securities of the Company.
     Except as described in this Appendix A or the attached Proxy Statement, to the best of our knowledge, none of the participants identified above nor any of their associates (i) has had or will have a direct or indirect material interest in any transaction or series of similar transactions since the beginning of the Company’s last fiscal year or any currently proposed transactions, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeds $120,000, or (ii) has any arrangements or understandings with any person with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.
     Except as described in this Appendix A or the attached Proxy Statement, none of the participants identified above has any substantial interests, direct or indirect, by security holding or otherwise, in any matter to be acted upon at the Annual Meeting.

PRELIMINARY COPY — SUBJECT TO COMPLETION
CAVALIER HOMES, INC. PROXY
WHITE PROXY CARD
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED NOMINEES AND “FOR” THE FOLLOWING PROPOSAL. PLEASE SIGN, DATE AND RETURN TODAY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK.
     KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby appoints Bobby Tesney and Michael R. Murphy, or either of them, proxies of the undersigned, with full power of substitution, to represent and to vote all shares of common stock of Cavalier Homes, Inc. which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Cavalier Homes, Inc., to be held on Tuesday, May 19, 2009, beginning at 11:00 A.M., Central Daylight Time, at the Company’s office at 32 Wilson Boulevard 100, Addison, Alabama 35540 in the following manner:

1.	ELECTION OF DIRECTORS

	☐	FOR all nominees listed below (except as otherwise instructed below)	☐	AUTHORITY WITHHELD to vote for all nominees listed below

Thomas A. Broughton, III, Barry B. Donnell, Lee Roy Jordan, Jonathan B. Lowe, Kenneth J. Smith, Bobby Tesney, Carl S. Thigpen and J. Don Williams

To withhold authority to vote for any nominee, write that nominee’s name in the space provided below.

2.	PROPOSAL TO RATIFY AND APPROVE THE APPOINTMENT OF CARR, RIGGS & INGRAM, LLC AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR CAVALIER HOMES, INC.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	TO TRANSACT ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

(Sign on the following page)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE PREVIOUS PAGE, FOR ITEM 2 AND IN THE DISCRETION OF THE PERSONS APPOINTED HEREIN UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Dated: , 2009

Signature

Signature (if held jointly)

Title
          Please sign this proxy exactly as your name appears hereon. In case of joint owners, each joint owner should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
Please Date, Sign and Return TODAY in the Enclosed Envelope.
No Postage Required if Mailed in the United States.